Exhibit 10.1
FIRST AMENDMENT TO SECOND LIEN TERM LOAN CREDIT AGREEMENT
This FIRST AMENDMENT TO SECOND LIEN TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of August 28, 2026, is entered into by and among (i) Hornbeck Offshore Services, Inc., a Delaware corporation, as borrower (the “Borrower”), (ii) the Lenders constituting Required Lenders under Section 11.01 of the Existing Credit Agreement (as defined below) (such Lenders, the “Consenting Lenders”) and (iii) Stonebriar Commercial Finance LLC, as administrative agent (the “Administrative Agent”).
WHEREAS, the Borrower, the Lenders, the Administrative Agent and Wilmington Trust, National Association, as collateral trustee, are each party to that certain Second Lien Term Loan Credit Agreement, dated as of December 27, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the First Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”);
WHEREAS, the parties hereto have agreed to amend certain provisions of the Existing Credit Agreement, in each case as of the First Amendment Effective Date, as provided for herein.
NOW, THEREFORE, in accordance with Section 11.01 of the Existing Credit Agreement and in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions; Interpretive Provisions. Unless otherwise indicated, any capitalized term used in this Amendment shall have the meaning ascribed to such term in the Credit Agreement. The rules of construction and other interpretive provisions specified in Section 1.02 and Section 1.05 of the Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto.
Section 2.    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, effective as of the First Amendment Effective Date (as defined below):
(a)    Section 7.04(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
“(a)     With respect to the Borrower, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one transaction or a series of related transactions, to any Person, unless:
(i)    (A) the Borrower is the surviving Person or (B) in the event of any Permitted Change of Control consummated through a merger transaction, if the Borrower is not the surviving Person, (v) the surviving Person is a customary merger sub entity (the “Successor Company”) organized or existing under the laws of the United States of America, any

State of the United States or the District of Columbia or any territory thereof, (w) the Successor Company expressly assumes all the obligations of the Borrower under the Loans and this Agreement pursuant to customary documents; (x) the Guarantors have reaffirmed their guarantees of the Obligations and the Successor Company and Guarantors have reaffirmed the lien granted in the Collateral securing the Obligations pursuant to customary documents; (y) the surviving Person (whether the Borrower or the Successor Company) shall be a citizen of the United States pursuant to Section 2(c) of the Shipping Act of 1916, as amended (46 USC § 50501 et seq.), and the regulations in effect thereunder from time to time, as amended; and (z) the Successor Company shall satisfy the Administrative Agent’s customary KYC requirements (such satisfaction not to be unreasonably withheld, conditioned or delayed);
(ii)    immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;
(iii)    other than in the case of a Permitted Change of Control consummated pursuant to a merger, immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of the Borrower, as applicable, and its Restricted Subsidiaries would not be lower than it was immediately prior to giving effect to such transaction;
(iv)    the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such consolidation, merger or transfer and such supplemental indenture and other documents or instruments (if any) comply with this Agreement and Collateral Documents; and
(v)    to the extent any assets of the Person which is merged or consolidated with or into the Borrower are assets of the type which would constitute Collateral under the Collateral Documents, the Borrower will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Agreement or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.
Notwithstanding any other provision of this covenant, (a) the foregoing shall not prohibit any sale of all or substantially all of the Borrower’s assets that constitutes a Change of Control (or would constitute a Change of Control but for the second proviso in clause (b) of the definition thereof) so long as the Borrower makes a prepayment in accordance with Section 9.01(j), (b) the Borrower may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor, (c) the Borrower may consolidate or otherwise combine with or merge into an Affiliate organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia incorporated or organized for the purpose of changing the legal domicile of the Borrower, reincorporating the Borrower in another jurisdiction, or changing the legal form of the Borrower, (d) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Borrower or a Guarantor, (e) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary, (f) the Borrower and its Restricted Subsidiaries may complete any Reorganization Transaction, and (g) the Specified Borrower Merger shall be permitted.
Notwithstanding anything herein to the contrary, in the event of any merger, amalgamation, dissolution, liquidation, consolidation, amalgamation or Division of any Loan Party or a Restricted Subsidiary effected in accordance with this Section 7.04, the Borrower shall (x) promptly deliver or cause to be delivered to the Administrative Agent for further distribution by the Administrative Agent to each Lender (1) such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (2) a Beneficial Ownership Certification and (y) do, execute, acknowledge, deliver, record, re-record, file, re-file, register, re-register, publish and re-publish any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Trustee may reasonably request in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents in accordance with Section 6.11 and as promptly as practicable.”
(b)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions thereto in the proper alphabetical order:
“First Amendment” means that certain First Amendment to Second Lien Term Loan Credit Agreement, dated as of the First Amendment Effective Date, by and among, inter alios, the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” means August 28, 2026.
“Specified Borrower Merger” means a merger, consolidation or similar combination transaction by the Borrower with and into the Specified Borrower Merger Surviving Party, pursuant to the Specified Merger Agreement.
“Specified Borrower Merger Closing Date” means the Closing Date as such term is defined in the Specified Merger Agreement.
“Specified Borrower Merger Surviving Party” means Hercules Sub LLC, a Delaware limited liability company.
“Specified Merger Agreement” means that certain Agreement and Plan of Merger dated as of April 22, 2026 entered into by and among the Borrower, Helix Energy Solutions Group, Inc., a Minnesota corporation, Odyssey Sub, Inc., a Delaware corporation, and Hercules Sub LLC, a Delaware limited liability company, as amended, supplemented, modified, consented to or waived.

(c)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definition therein:
“Borrower” (a) prior to the Specified Borrower Merger Closing Date, has the meaning specified in the introductory paragraph to this Agreement, and (b) on and after the Specified Borrower Merger Closing Date, means the Specified Borrower Merger Surviving Party.
Section 3.    Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent (such date of satisfaction, the “First Amendment Effective Date”):
(a)    The Administrative Agent shall have received:
(i)    Counterparts of this Amendment executed by the Borrower, the Administrative Agent and each of the Consenting Lenders.
(b)    On the First Amendment Effective Date, the representations and warranties of the Borrower contained in Section 5 hereof are true and correct.
(c)    On the First Amendment Effective Date, immediately after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.
Section 4.    Conditions Subsequent. This Amendment shall be deemed to be null, void and of no effect unless the Administrative Agent shall have received documentary evidence reasonably satisfactory to it that the Specified Borrower Merger Closing Date for the Specified Borrower Merger occurred on or before the Outside Date (defined in the Specified Merger Agreement as on or before December 31, 2026, as such Outside Date may be extended pursuant to Section 9.1(b)(i) of the Specified Merger Agreement, but in no event later than June 30, 2027).
Section 5.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Consenting Lenders that each of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, notwithstanding the foregoing, each representation and warranty qualified by a Material Adverse Effect or materiality (or similar) standard shall be true and correct in all respects.
Section 6.    Miscellaneous.
(a)    References. Upon effectiveness of this Amendment, references in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and in each other Loan Document to the Existing Credit Agreement (however described, including as “the Credit Agreement”), shall be deemed to be references to the Credit Agreement.

(b)    No Modification. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed; provided, however, that on and after the Specified Borrower Merger Closing Date, references to the Borrower in each other Loan Document shall be deemed to refer to the Specified Borrower Merger Surviving Party. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Consenting Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.
(c)    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(d)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, in accordance with Section 11.12 of the Credit Agreement. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment of this Amendment.
(e)    Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Baker, Donelson, Bearman, Caldwell & Berkowitz P.C., counsel for the Administrative Agent.
(f)    No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Loan Documents or any obligations thereunder, except to the extent modified hereby.
(g)    Incorporation of Existing Credit Agreement Miscellaneous Provisions. Each of the provisions provided in the following sections of the Existing Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if references to “this Agreement” in any such provision read “this Amendment”: Section 11.01 (Amendments, Waivers, Etc.); Section 11.02 (Notices and Other Communications; Facsimile Copies); Section 11.14 (Severability); Section 11.15

(Governing Law); Section 11.16 (Waiver of Right to Trial by Jury); and Section 11.26 (Headings).
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
HORNBECK OFFSHORE SERVICES, INC.,
as the Borrower

By:     /s/ James O. Harp, Jr.
Name: James O. Harp, Jr.
Title: Executive Vice President and Chief Financial Officer
[Signature Page to First Amendment to Second Lien Term Loan Credit Agreement]

STONEBRIAR COMMERCIAL FINANCE LLC,
as the Administrative Agent

By:    /s/ Harrison P. Smith
Name: Harrison P. Smith
Title: Senior Vice President

[Signature Page to First Amendment to Second Lien Term Loan Credit Agreement]

STONEBRIAR COMMERCIAL FINANCE LLC, as Lender

By:    /s/ Harrison P. Smith
Name: Harrison P. Smith
Title: Senior Vice President

[Signature Page to First Amendment to Second Lien Term Loan Credit Agreement]